Exhibit 10.97

Form of Second Amendment to the Amended And Restated

Limited Partnership Agreement
of
Carter Validus Operating Partnership II, LP
In accordance with Section 4.4.C (Issuance of REIT Shares or Other Securities by the General Partner), Section 5.4 (Additional Partnership Interests), Section 7.1 (Management), including in particular clauses (21) (regarding the authority of the General Partner to issue additional Partnership Interests) and (23) (regarding the amendment and restatement of Exhibit A), and Section 7.3.D (regarding the General Partner’s authority to unilaterally amend the Partnership Agreement in the circumstances set forth in such Section) of the Amended and Restated Limited Partnership Agreement, dated June 10, 2014, as amended by that First Amendment thereto, dated December 28, 2015 (the “Partnership Agreement”), of Carter Validus Operating Partnership II, LP, a Delaware limited partnership (the “Partnership”), the Partnership Agreement is hereby amended, effective __________, 2017, by this Second Amendment (this “Second Amendment”) to reflect certain changes in share classification of Carter Validus Mission Critical REIT II, Inc., a Maryland corporation holding both general partner and limited partner interests in the Partnership (the “General Partner”) and certain other changes deemed appropriate by the General Partner. Carter Validus Advisors II, LLC, a Delaware limited liability company holding a special limited partner interest in the Partnership (the “Special Limited Partner”) joins in this Second Amendment to acknowledge its necessity but acknowledges that its consent is not needed to adopt this Second Amendment. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Partnership Agreement. References to sections refer to Sections of the Partnership Agreement unless otherwise specified.
Recitals
WHEREAS, prior to the date hereof, pursuant to the Second Articles of Amendment and Restatement of the General Partner, 500,000,000 of its shares were designated common stock, of which 250,000,000 shares were classified as Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”) and 250,000,000 shares were classified as Class T Common Stock, $0.01 par value per share (the “Class T Common Stock”);
WHEREAS, the General Partner has filed, prior to the date hereof, Articles Supplementary to reclassify 50,000,000 authorized but unissued shares of Class A Common Stock as shares of Class I Common Stock, $0.01 par value per share, of the General Partner (the “Class I Common Stock”) and 50,000,000 authorized but unissued shares of Class T Common Stock as shares of Class I Common Stock, with the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption described therein; and
WHEREAS, the parties hereto desire to reflect certain changes in share classification and other changes by amending the Partnership Agreement by entering into this Second Amendment.

Amendment
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.	Amendments to Section 1.1.

1.1.	Additional Defined Terms. The following are hereby added as additional defined terms in Section 1.1:
“2015 Budget Act” has the meaning set forth in Section 10.3.A.
“Class I REIT Shares” means the REIT Shares classified as “Class I Common Stock” in the Charter.
“Class I OP Unit” means an OP Unit entitling the holder thereof to the rights of a holder of a Class I OP Unit as provided in this Agreement.
“General Partner’s Prospectus” means any prospectus, supplement, or other communication satisfying the standards set forth in Section 10 of the Securities Act, and contained in a currently effective registration statement filed by the General Partner with, and declared effective by, the U.S. Securities and Exchange Commission, or if no registration statement is currently effective, then the prospectus (and any supplement or supplements thereto) contained in the most recently effective registration statement.
“Stockholder Servicing Fee” means the distribution and servicing fee referred to in the General Partner’s Prospectus.

1.2.	Amended Defined Terms. The following defined terms in Section 1.1 are hereby revised and restated:
“Exchange Factor” means 1.0; provided, however, that if the General Partner: (a) declares or pays a dividend on any one or more classes of its outstanding Common Stock in Common Stock or makes a distribution to all holders of any class of its outstanding Common Stock in Common Stock; (b) subdivides any one or more classes of its outstanding Common Stock; or (c) combines any one or more classes of its outstanding Common Stock into a smaller number of shares of Common Stock, the Exchange Factor shall be adjusted by multiplying the Exchange Factor by a fraction, the numerator of which shall be the number of shares of the applicable class of Common Stock issued and outstanding on the record date for such dividend, contribution, subdivision or combination (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of the applicable class of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the

Exchange Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
“Gross Proceeds” means the aggregate purchase price of all shares of Common Stock sold for the account of the General Partner through an Offering, without deduction for Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share of Common Stock for which reduced selling commissions or dealer manager fees are paid to (i) SC Distributors, LLC or any successor dealer manager to the General Partner or (ii) a broker-dealer (where net proceeds to the General Partner are not reduced (for example, as described in the General Partner’s Prospectus under “Plan of Distribution – Special Discounts” and “Plan of Distribution – Volume Discounts”)), other than as a result of an offering price that is less than that for the Class A REIT Shares as a result of the pricing attributes of the Class I REIT Shares or Class T REIT Shares as described in the General Partner’s Prospectus, shall be deemed to be the full amount of the offering price per share of Common Stock pursuant to the Registration Statement for such Offering without reduction.
“Percentage Interest” means, as to a Partner, the fractional part of the Partnership Interests owned by such Partner and expressed as a percentage as specified in Exhibit A, as such Exhibit may be amended and adjusted from time to time by the General Partner, or, if used in the context of a particular class or series of Partnership Units, the fractional part of the Partnership Units owned by such Partner expressed as a percentage.
“REIT Share” means a share of Common Stock, par value $0.01 per share, of the General Partner, including Class A REIT Shares, Class I REIT Shares, and Class T REIT Shares.

2.	Amendment to Section 4.2. Section 4.2 is hereby amended by inserting “Class I OP Units,” immediately before “and Class T OP Units.”

3.	Amendment to Section 4.9. Section 4.9 is hereby amended by adding subsection (f) to read as follows:
(f) 1.00% dealer manager fee for each Class I OP Unit (other than Class I OP Units issued in connection with Class I REIT Shares purchased through the General Partner’s distribution reinvestment plan).

4.	Amendment to Section 5.1. Sections 5.1.A and 5.1.B are hereby amended by inserting “5.1.G,” immediately before “5.3”

5.	Amendment to Section 7.4.B. Section 7.4.B is amended by adding the following to the last line:

, with any Special Fees allocated to the applicable class or series of Partnership Units or other securities issued by the Partnership that correspond to the REIT Shares, other shares of capital stock, or New Securities issued by the General Partner.

6.	Amendment to Section 8.6.A. Section 8.6.A is hereby amended by inserting “Class I OP Units,” immediately before “and Class T OP Units”

7.	Amendment to Article 10.

7.1.	Section 10.2 is amended by replacing the instance of the word “tax matters partner” with “tax matters partner or tax representative (as the case may be)”

7.2.	Section 10.3 is relabeled “Tax Proceedings.”

7.3.	A new Subsection A. is added to Section 10.3 to read as follows:
A. Tax Matters Partner. For tax returns filed with respect to fiscal years beginning before December 31, 2017, this Section 10.3.A shall apply, and references to Code sections in this Section 10.3.A refer to the Code sections as in effect prior to such sections’ amendment by the Bipartisan Budget Act of 2015 (P.L. 114-74) (the “2015 Budget Act”).

7.4.	The following existing subsections of Section 10.3 shall be renumbered as follows:

Old Designation	New Designation
10.3.A	10.3.A(1)
10.3.B	10.3.A(2)
10.3.B(1) – (7)	10.3.A(2)(a) – (g)
10.3.C	10.3.A(3)

7.5.	A new Section 10.3.B is added to read as follows:
B. Partnership Representative. For tax returns filed with respect to fiscal years beginning after December 31, 2017, this Section 10.3.B shall apply, and references to Code sections in this Section 10.3.B refer to the Code sections as in effect after taking into account the amendments provided by the 2015 Budget Act. The General Partner shall take such reasonable actions as it believes will enhance the avoidance of the application to the Partnership of the provisions of Sections 6221 through 6241 of the Code. If, however, such provisions do apply to the Partnership, the General Partner shall also act as the “partnership representative” for purposes of said Sections 6221 through 6241 of the Code. Each Partner hereby consents to the General Partner serving as the partnership representative and agrees upon request of the General Partner to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such further documents as may be necessary or appropriate to evidence such consent. The partnership representative will be authorized to represent the Partnership (at the

Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to (i) sign consents, enter into settlement and other agreements with such authorities with respect to any such examinations or proceedings and (ii) expend the Partnership’s funds for professional services incurred in connection therewith. In such event, the partnership representative shall duly and timely elect under Section 6226 of the Code to require each Person who was a Partner during the taxable year of Partnership that was audited to personally bear any tax, interest and penalty resulting from adjustments based on such audit and shall notify each such Person (and the Internal Revenue Service) of their share of such audit adjustments and, if for any reason, the Partnership is liable for a tax, interest, addition to tax or penalty as a result of such an audit, each Person who was a Partner during the taxable year of the Partnership that was audited, even if such Person is no longer a Partner (unless a Substituted Limited Partner has agreed to bear such liability in an appropriate document evidencing a transfer under Article 11 hereof), shall pay to the Partnership an amount equal to such Person’s proportionate share of such liability, as determined by the General Partner, based on the amount each such Person should have borne (computed at the tax rate used to compute the Partnership’s liability) had the Partnership’s tax return for such taxable year reflected the audit adjustment, and the expense for the Partnership’s payment of such tax, interest, addition to tax and penalty shall be specially allocated to such Persons (or their successors) in such proportions.

8.
Amendment to Exhibit A. Exhibit A is amended to reflect the existence of Class I OP Units, and the General Partner shall henceforward continue to update Exhibit A as appropriate to reflect the issuance of additional Partnership Units.

9.	Amendment to Exhibit B.

9.1.	The following text is added at the end of subparagraph 1(a) of Exhibit B:
, and then adjusted for any Special Fees for such fiscal year allocable to one or more classes or series of Partnership Units or other securities issued by the Partnership that correspond to the REIT Shares, other shares of capital stock, or New Securities issued by the General Partner that are intended to be burdened by such Special Fees.

9.2.	The following text is added at the end of subparagraph 1(b) of Exhibit B:
For the sake of clarity, Special Fees allocable to one or more classes or series of Partnership Units are intended to be allocated to such class or series via the application of Section 5.1.G to impact distributions of Net Sales Proceeds pursuant to Section 5.1.B.

9.3.	The following text is added as flush language immediately after paragraph 1(b) of Exhibit B:
For purposes of subparagraphs 1(a) and 1(b), Partners holding a class or series of Partnership Units that are burdened by Special Fees that are not applicable to all Partnership Units within such class (such as the distribution and servicing fee described in the General Partner’s

Prospectus, which is not applicable to Class T OP Units corresponding to Class T REIT Shares purchased through the General Partner’s dividend reinvestment plan), shall also be deemed to be a separate Partner with respect to each group of such class or series of Partnership Units.

10.	Amendment to Exhibits C and D. Exhibit C and Exhibit D are each hereby amended by inserting “[Class I]” between “[Class A]” and “[Class T]” in each instance where “[Class A][Class T]” occurs.

11.	Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

12.
Continuation of Partnership Agreement. The Partnership Agreement and this Second Amendment shall be read together and shall have the same force and effect as if the provisions of the Partnership Agreement and this Second Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this Second Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof. In the event of a conflict between the provisions of this Second Amendment and the Partnership Agreement, the provisions of this Second Amendment shall control.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Second Amendment as of the [●] day of [●], 2017.

GENERAL PARTNER:

CARTER VALIDUS MISSION CRITICAL
REIT II, INC., a Maryland corporation

By:
      John E. Carter
      Chief Executive Officer

Acknowledged:

SPECIAL LIMITED PARTNER:

CARTER VALIDUS ADVISORS II, LLC, a Delaware limited liability company

By:
     Lisa A. Drummond
     Chief Operating Officer and Secretary

[Signature Page to Second Amendment to the Amended And Restated Limited Partnership Agreement of Carter Validus Operating Partnership II, LP]